Exhibit 10.4

Execution Copy

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of this ___ day of _________, 2019, by and between LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation (the “Company”) and __________________ (the “Indemnitee”).

WHEREAS, the Indemnitee is a director or officer of the Company; and

WHEREAS, the Company and the Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks; and

WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to attract and retain as directors and officers the most capable persons is in the best interests of the Company and that, in order to assist in such endeavor, the Company should seek to assure such persons that indemnification and insurance coverage therefor is available; and

WHEREAS, the Board has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Corporation and its shareholders;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Indemnitee hereby agree as follows.  Capitalized terms used herein are defined in Section 13 hereof.

Section 1.  Services by the Indemnitee. The Indemnitee hereby agrees to serve or continue to serve, at the will of the Company, as a director and/or officer of the Company, for as long as the Indemnitee is duly elected or appointed, as the case may be, or until the Indemnitee tenders his or her resignation or is removed.  For the avoidance of doubt, the Company’s obligations under this Agreement shall continue to the extent provided for in this Agreement, notwithstanding that the Indemnitee may have ceased to be a director or officer of the Company at the time that a Proceeding is commenced.

Section 2.  Indemnification.

(a) General Indemnification. In connection with any Proceeding, the Company shall, to the fullest extent permitted by applicable law as in effect on the date hereof or as may be amended from time to time to increase the scope of such permitted indemnification, indemnify the Indemnitee against any and all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted, actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf by reason of the Indemnitee’s Corporate Status unless the Company shall establish, in accordance with the procedures described in Section 3 of this Agreement, that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal Proceeding, that the Indemnitee had no reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(b) Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, he or she shall be indemnified against all Expenses incurred by the Indemnitee or on his or her behalf in connection therewith.

(c) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, except as provided in Section 11 of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. For these purposes, the Indemnitee shall be deemed to have been “successful on the merits” upon termination of any Proceeding or of any claim, issue or matter therein, by the winning of a motion to dismiss (with or without prejudice), motion for summary judgment, settlement (with or without court approval), or upon a plea of nolo contendere or its equivalent.

(d) Indemnification of Appointing Stockholder.  If (i) the Indemnitee is or was affiliated with one or more investment funds that has invested in the Company (an “Appointing Stockholder”), (ii) the Appointing Stockholder is, or is threatened to be made, a party to or a participant in any Proceeding, and (iii) the Appointing Stockholder’s involvement in the Proceeding arises primarily from any claim based on the Indemnitee’s service to the Company as a director of the Company, the Appointing Stockholder will be entitled to indemnification hereunder for Expenses to the same extent as the Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of the Indemnitee and advancement of Expenses shall apply to any such indemnification of Appointing Stockholder.

Section 3. Advancement of Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all Expenses incurred by the Indemnitee in connection with any Proceeding referenced in Section 2(a) of this Agreement (but not amounts actually paid in settlement of any such Proceeding). The advances to be made hereunder shall be paid by the Company to the Indemnitee within ten (10) business days following receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee or refer to invoices or bills for Expenses furnished or to be furnished directly to the Company. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that the Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Any such advances shall be unsecured and interest free and shall be made without regard to the Indemnitee’s ability to repay such amounts and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Any such advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Notwithstanding the foregoing, in no case shall the Indemnitee be required to convey any information that would cause the Indemnitee to waive any privilege accorded by applicable law.

(b) Notice by the Indemnitee. The Indemnitee shall give the Company notice in writing as soon as practicable of any Proceeding in respect of which the Indemnitee intends to seek indemnification or advancement of Expenses hereunder. Notice to the Company shall be directed to the General Counsel of the Company at the address shown in Section 16(a) of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee). The omission by the Indemnitee to so notify the Company shall not relieve the Company from any liability that it may have to the Indemnitee hereunder or otherwise.

(c) Determination of Entitlement.

(i)  To obtain indemnification, the Indemnitee shall submit to the Company a written request for indemnification and shall provide for the furnishing to the Company of such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

(ii) Upon written request by the Indemnitee for indemnification pursuant to Section 3(c)(i), a written determination with respect to the Indemnitee’s entitlement thereto shall be made: (i) if a Change in Control shall have occurred, by Independent Counsel; (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or (B) by a majority vote of a quorum of Disinterested Directors on a committee of the Board authorized by the Board to make such determination, or (C) if there are not Disinterested Directors or if the Board so directs, by Independent Counsel. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten (10) business days. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification).

(iii) In the event that the determination of entitlement is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section 3(c)(iii). In the event that a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board or a committee thereof authorized by the Board to make such selection, and the Company shall give written notice to the Indemnitee advising him or her of the identity of the Independent Counsel so selected. In the event that a Change of Control shall have occurred, the Independent Counsel shall be selected jointly by the Indemnitee and the Board or a committee thereof authorized by the Board to make such determination. The Company shall pay any and all reasonable fees and expenses of the Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 3(c)(ii), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 3(c)(iii), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) Presumptions and Burdens of Proof.

(i) In making any determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that the Indemnitee is entitled to indemnification under this Agreement, and the Company shall have, to the fullest extent not prohibited by law, the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither the failure of the person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the person, persons or entity that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(ii) In the event that the person, persons or entity empowered or selected under the Agreement to determine whether an the Indemnitee is entitled to indemnification shall not have made such determination in a timely fashion after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification (which shall have been proven by clear and convincing evidence), or (ii) a prohibition of such indemnification under applicable law.

(iii) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(iv) For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is in good faith reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 3(d)(iii) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(v) The Indemnitee shall be presumed to have relied upon this Agreement in serving or continuing to serve as a director and /or officer.

(e) Notice to Insurers. In the event that, at the time of the receipt of a notice of a Proceeding pursuant to Section 3(b) of this Agreement, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. Thereafter, the Company shall take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(f) Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

(g) Defense of Claims; Selection of Counsel.

(i) The Company shall not settle any action, claim, or Proceeding (in whole or in part) that would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee, without the Indemnitee’s prior written consent; provided, however, that, with respect to settlements requiring solely the payment of money either by the Company or by the Indemnitee for which the Company is obligated to reimburse the Indemnitee promptly and completely, in either case without recourse to the Indemnitee, no such consent of the Indemnitee shall be required. The Indemnitee shall not settle any action, claim or Proceeding (in whole or in part) that would impose any Expense, judgment, fine, penalty or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.

(ii) In the event that the Company shall be obligated under Section 3(a) of this Agreement to pay the Expenses of any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to the Indemnitee under this Agreement for any fees incurred by or expenses of separate counsel subsequently employed by or on behalf of the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in any such Proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company (or, after a Change in Control, by Independent Counsel), (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company, in fact, shall not have employed or shall not continue to retain counsel to assume the defense of such Proceeding, then the reasonable fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

Section 4.  Remedies of the Indemnitee.

(a) In the event of any dispute between the Indemnitee and the Company hereunder as to entitlement to indemnification, contribution or advancement of Expenses, or if no determination of entitlement to indemnification shall have been made pursuant to the provisions of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, then the Indemnitee shall be entitled to an adjudication in any court of the State of New Jersey having jurisdiction of his or her entitlement to such indemnification, contribution or advancement of Expenses.

(b) In the event that the Indemnitee commences a judicial proceeding pursuant to this Section 4, the Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 3(a) until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) In the event that a determination shall have been made pursuant to Section 3(c) of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 4, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with such determination of the Indemnitee’s entitlement to indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) In the event that the Indemnitee, pursuant to this Section 4, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of “Expenses” in this Agreement) actually and reasonably incurred by him in such judicial adjudication, but only if he or she prevails therein. In the event that it shall be determined in said judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

(f) In the event that a determination shall have been made pursuant to Section 3(c) that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In the event that a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 4 the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(g) In the event that a determination shall have been made or deemed to have been made pursuant to Section 3(c) that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 4, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification (which shall have been proven by clear and convincing evidence), or (ii) a prohibition of such indemnification under applicable law.

(h) The Company and the Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause the Indemnitee irreparable harm. Accordingly, the parties hereto agree that the Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm shall result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, the Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and the Indemnitee further agree that the Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of the Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

Section 5. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule that expands the right of a New Jersey corporation to indemnify a member of its or a subsidiary’s Board of Directors or an officer, such changes shall be, ipso facto, within the purview of the Indemnitee’s rights and the Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule that narrows the right of a New Jersey corporation to indemnify a member of the Board of Directors or an officer of the Company or a subsidiary, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The rights of indemnification, contribution and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, its Bylaws, the certificate of incorporation, by-laws or other similar organizational document of any Affiliate of the Company, any agreement, any insurance policy maintained or issued directly or indirectly by the Company or any Affiliate of the Company, any vote of stockholders or Disinterested Directors, the New Jersey Business Corporation Act, or otherwise, both as to action in the Indemnitee’s official capacity and as to action or inaction in another capacity while holding such office. No amendment, alteration or repeal of this Agreement or of any provisions hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee as an officer or directors prior to such amendment, alteration or repeal. The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity at the time any covered Proceeding commenced.

Section 6.  Partial Indemnification. In the event that the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses actually or reasonably incurred by the Indemnitee in any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

Section 7.  Mutual Acknowledgment. Both the Company and the Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future in certain circumstances to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify the Indemnitee. Nothing in this Section 7 shall affect the Indemnitee’s right to advancement under this Agreement, including without limit, advancement of legal expenses under Section 3 in the event that the question of indemnification is submitted to a court for a determination.

Section 8.  Directors and Officers Liability Insurance. The Company, from time to time, shall make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company. Notwithstanding the foregoing, in the event of a Change in Control or the Company’s becoming insolvent, including, without limitation, being placed into receivership or entering the federal bankruptcy process and the like, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance for directors’ and officers’ liability, fiduciary, employment practices or otherwise in respect of the Indemnitee, for a period of six (6) years thereafter (a “Tail Policy”). Such coverage shall be placed pursuant to this Section 8 by the Company’s insurance broker prior to the occurrence of the Change of Control with the incumbent insurance carriers using the policies that were in place at the time of the change of control event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies).

Section 9.  Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee in connection with any Proceeding relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and (b) the relative fault of the Company (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s). The Company hereby agrees to fully indemnify and hold harmless the Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company (other than the Indemnitee) who may be jointly liable with the Indemnitee.

Section 10.  Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 10. In the event that this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

Section 11.  Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Acts. To indemnify the Indemnitee to the extent that, in connection with the relevant Proceeding, a final and non-appealable judgment or other adjudication adverse to the Indemnitee establishes that his or her acts or omissions (i) were in breach of the Indemnitee’s duty of loyalty to the Company or its shareholders, as defined in subsection (3) of N.J.S. 14A2-7, (ii) were not in good faith or involved a knowing violation of law, (iii) resulted in the receipt by the Indemnitee of an improper personal benefit; or

(b) Limitations of Applicable Law. To indemnify the Indemnitee for any acts or omissions or transactions from which a director, officer, employee or agent may not be relieved of liability under applicable law as determined by a court of competent jurisdiction; or

(c) Claims Initiated by the Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to any Proceeding initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but indemnification or advancement of Expenses may be provided by the Company in specific cases if the Company’s Board of Directors (or, after a Change in Control has occurred, Independent Counsel) has approved the initiation or bringing of such Proceeding; or

(d) Insured Claims. To indemnify the Indemnitee for Expenses that have been paid directly to the Indemnitee by an insurance carrier under a policy of directors and officers liability insurance maintained by the Company; or

(e) Claims under Section 16(b). To indemnify the Indemnitee for Expenses and the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or

(f) Required Reimbursement. To indemnify the Indemnitee for any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that (i) arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Company of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002, (ii) arise pursuant to regulations or policies adopted in compliance with Section 954 of the Investor Protection and Securities Reform Act of 2010); or

(g) Company Right to Participate in Defense. To indemnify the Indemnitee for Expenses if the Company was not given a reasonable time and opportunity, at its expense, to participate in the defense of such action, unless such participation was barred by this Agreement.

In the event that a judgment or other final adjudication adverse to the Indemnitee establishes that his or her acts or omissions (i) were in breach of the Indemnitee’s duty of loyalty to the Company or its shareholders, as defined in subsection (3) of N.J.S. 14A2-7, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in the receipt by the Indemnitee of an improper personal benefit, the Indemnitee shall promptly disgorge and pay over to the Company any amounts theretofore paid to the Indemnitee pursuant to this Agreement, including any advance of Expenses pursuant to Section 3.

Section 12.  Effectiveness of this Agreement. This Agreement shall be effective as of the date set forth on the first page and shall apply to acts or omissions of the Indemnitee which occurred prior to such date if the Indemnitee was serving in any Corporate Status at the time such act or omission occurred.

Section 13.  Construction of Certain Phrases.

 “Change in Control” shall mean either: (1) a change in the membership of the Board such that one-third or more of its members were neither recommended nor elected to the Board by a majority of those of its members (A) who are not Affiliates or Associates or representatives of a beneficial owner described in clause (2) below or (B) who were members of the Board prior to the time the beneficial owner became such; or (2) the attainment of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act, as Rule 13d-3 was in existence as of the date hereof) by any person, corporation or other entity, or any group, including associates or affiliates of such beneficial owner, of more than 10% of the voting power of all classes of Capital Stock, other than by any such entity that held more than such percentage as of the date hereof.

“Corporate Status” means the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of the Company or of any other Enterprise.

“Disinterested Director” means a director who is not and was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

“Enterprise” means the Company, any subsidiary and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was or may be deemed to be serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means all reasonable costs, fees and disbursements (including, without limitation, reasonable attorneys’ fees, retainers, court costs, costs of transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably and actually incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or responding to, or objecting to , a request to provide discovery in any Proceeding.  Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments of fines against the Indemnitee.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the three (3) years prior to its selection or appointment has been, retained to represent (i) the Company or any of its subsidiaries or affiliates or the Indemnitee in any matter (other than with respect to matters concerning the Indemnitee under this Agreement or of other the Indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

“Proceeding” means any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, formal or informal, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which the Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of the Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status.

Section 14.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

Section 15.  Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and the Indemnitee’s estate, heirs, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 16.  Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand or recognized courier and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked, or (iii) if sent by confirmed facsimile, on the date sent. Notices shall be addressed as follows:

(a)  if to the Company:

Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, New Jersey  07052
Attention: General Counsel

(b)  if to the Indemnitee, to the address of the Indemnitee set forth under the Indemnitee’s signature below; or to such other address or attention of such other person as any party shall advise the other parties in writing.

Section 17.  Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of New Jersey as applied to contracts made and to be performed in such State without giving effect to its principals of conflicts of laws.  The Indemnitee may bring an action seeking resolution of disputes or controversies arising under or in any way related to this Agreement in a state or federal court in the State of New Jersey.  The Company and the Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the State of New Jersey and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the courts of the State of New Jersey for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive and agree not to plead or make any claim that the courts of the State of New Jersey lack venue or that any such action or proceeding brought in the courts of the State New Jersey have been brought in an improper or inconvenient forum.

Section 18. Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought.  Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

[Signature Page Follows]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LINCOLN EDUCATIONAL
SERVICES CORPORATION

By:
Name: Scott M. Shaw
Title: Chief Executive Officer

THE INDEMNITEE

By:
Name:
Title: